Schedule A

Dated July 24, 2023

To The

Expense Limitation Agreement

Dated July 29, 2013

Between

Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 3/31	Class	Expense Limit	Termination Date
Touchstone Flexible Income Fund	A	1.04%

	C	1.79%	July 29, 2024
	Y	0.79%

	Institutional	0.69%

Touchstone Focused Fund	A	1.20%
	C	1.95%	July 29, 2024

	Y	0.95%

	Institutional	0.83%
Touchstone Growth Opportunities Fund	A	1.24%

	C	1.99%	July 29, 2024

	Y	0.99%

	Institutional	0.89%

Touchstone Mid Cap Growth Fund	A	1.39%

	C	2.14%
	Y	1.14%	July 29, 2024

	Institutional	0.86%

	R6	0.77%
Touchstone Non-US ESG Equity Fund	A	1.17%
	C	1.95%	July 29, 2024
	Y	0.90%
	Institutional	0.89%

Touchstone Sands Capital Emerging Markets	A	1.60%
Growth Fund

	C	2.35%	July 29, 2024

	Y	1.35%

	Institutional	1.25%

	R6	1.19%
Touchstone Strategic Income Opportunities Fund	A	1.00%
	C	1.71%	July 29, 2024

	Y	0.75%

	Institutional	0.65%

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By: /s/Terrie A. Wiedenheft

Terrie A. Wiedenheft

Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By: /s/ E. Blake Moore, Jr.

E. Blake Moore, Jr.

President and Chief Executive Officer

By: /s/Terrie A. Wiedenheft

Terrie A. Wiedenheft

Chief Financial Officer